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                                   EXHIBIT 2.5

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS AGREEMENT, made and entered into as of the 22nd day of May, 1996, by and between RAILCOM, LTD., a Georgia corporation (hereafter called "Assignor"), and OUTDOOR SYSTEMS, INC., a Delaware corporation (hereinafter called "Assignee").

                               W I T N E S S E T H:

          WHEREAS, Assignor purchased certain assets (the "Assets") pursuant to that certain Purchase Agreement between CSX Realty Development Corporation, The Three Rivers Railway Company, The Atlantic Land and Improvement Company, Winston-Salem Southbound Railway Company, Gainesville Midland Railroad Company, and Richmond, Fredericksburg and Potomac Railway Company (collectively, "Seller") and Assignor, dated January 23, 1996, as amended by the Amendment to Purchase Agreement dated March 29, 1996, and as further amended by Second Amendment to Purchase Agreement dated May 21st, 1996 (collectively, the "Purchase Agreement"); and

          WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of the 8th day of May, 1996, for the purchase and sale of certain assets (hereinafter called the "Agreement"); and

          WHEREAS, in accordance with the terms of the Agreement, the parties hereto desire to effect the assignment to and assumption by Assignee of each of the rights, obligations, contracts and agreements identified in Exhibit A and incorporated by this reference herein (hereinafter called the "Agreements").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

          1. Assignor hereby assigns, conveys, transfers and sets over unto Assignee the Agreements, to have and to hold together with any and all rights, duties, obligations and appurtenances relating thereto.

          2. Assignee hereby accepts the aforesaid assignment and transfer of the Agreements and hereby assumes any and all duties, obligations and commitments thereunder to stand in the name, place and stead of Assignor.

          3. Assignor acknowledges and agrees that it remains liable to Seller for all obligations under the Agreements, notwithstanding the assignment reflected herein, except that since Assignor is assigning all of the Assets shortly after acquiring them, Assignor, Seller (by consenting hereto) and Assignee agree that:

                 (a) Assignor shall not have the primary obligation under the last sentence of Paragraph 4.3 of the Purchase Agreement to make the initial calculation of Excess Cash Flow and collect such amount from the owner(s) of the Locations, and Assignee shall be primarily responsible for that obligation; provided, however, in the event Assignee fails to perform any of these obligations, Assignor shall do so; and provided, however, that nothing herein shall affect Assignor's obligation to pay one-third (1/3) of Excess Cash Flow in the event Assignee fails to do so.

                 (b) Provided that the owner(s) of the Assets obtains required insurance coverage, Assignor shall not be required to provide duplicate coverage.

                 (c) All capitalized terms used in this Paragraph 3 and not defined in this Agreement shall have the meanings attributed to them in the Purchase Agreement.

          4. Assignee agrees to indemnify and hold harmless Assignor against any obligations of Assignee under the Purchase Agreement and the Agreements on and after the date of this Agreement.

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          5. Assignor hereby warrants and will forever defend the right and title to the Agreements unto Assignee against the claims of all persons owning, holding or claiming by, through or under Assignor.

          6. By consenting hereto, Seller agrees that all of Seller's representations and warranties made in the Purchase Agreement which survive closing and all other rights acquired by Assignee by and through this Assignment shall inure to the benefit of Assignee and shall be enforceable by Assignee directly against Seller.

          IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement, under seal, on the date and year first above written.

                    ASSIGNOR:

                    RAILCOM, LTD., a Georgia corporation

                    By:          /S/ Wilds L. Pierce
                        --------------------------------------------------------
                             Wilds L. Pierce, President

                    Attest:      /S/ Eugene N. Martini
                            ----------------------------------------------------
                             Eugene N. Martini, Secretary

                                    [CORPORATE SEAL]

                    ASSIGNEE:

                    OUTDOOR SYSTEMS, INC., a Delaware corporation


                    By:        /S/ William S. Levine
                        --------------------------------------------------------
                            _________________, Chairman
                                 [CORPORATE SEAL]

                 Consented to and accepted this 22nd day of May, 1996. The undersigned further acknowledge and agree that all notices to Assignee (in lieu of to RailCom and its counsel) pursuant to Paragraph 10.8 of the Grant of Easement (identified in Exhibit A) shall be directed to: Outdoor Systems, Inc., 1702 East Highland, Suite 130, Phoenix, Arizona 85016, Attention: President; with a copy to: Mark W. Forsling, Esq., Schreeder, Wheeler & Flynt, 1600 Candler Building, 127 Peachtree Street, N.E., Atlanta, Georgia 30303.


                    CSX REALTY DEVELOPMENT CORPORATION, a Georgia corporation


                    By:                /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                               ____________________, Vice President


                    THE THREE RIVERS RAILWAY COMPANY, a Pennsylvania corporation


                    By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                               ____________________, Vice President


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                     THE ATLANTIC LAND AND IMPROVEMENT COMPANY, a Virginia
                     corporation



                     By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                               ____________________, Vice President


                     WINSTON-SALEM SOUTHBOUND RAILWAY COMPANY, a North Carolina corporation



                     By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                               ____________________, Vice President



                     GAINESVILLE MIDLAND RAILROAD COMPANY, a Georgia corporation



                     By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                               ____________________, Vice President




                     RICHMOND, FREDERICKSBURG AND POTOMAC RAILWAY COMPANY, a Virginia and Delaware corporation



                     By:                 /S/ Patricia J. Aftoora
                        --------------------------------------------------------
                               ____________________, Vice President


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